EXHIBIT 11
                            JONES APPAREL GROUP, INC.
              Computation of Basic and Diluted Earnings per Share
                     (In millions except per share amounts)

                                         For the Year Ended December 31,
                                        --------------------------------
                                            2006        2005        2004
                                        --------    --------     -------
Basic Earnings per Share:
-------------------------
Net (loss) income....................    $(144.1)     $274.3      $301.8
                                        ========    ========     =======

Weighted average number of shares
outstanding..........................      110.6       118.0       123.6
                                        ========    ========     =======

Basic (loss) earnings per share......     $(1.30)      $2.33       $2.44
                                        ========    ========     =======

Diluted Earnings per Share:
---------------------------
Net (loss) income....................    $(144.1)     $274.3      $301.8
Add: interest expense associated
     with convertible notes,
     net of tax benefit..............          -           -         0.8
                                        --------    --------     -------
(Loss) income available to common
  shareholders.......................    $(144.1)     $274.3      $302.6
                                        ========    ========     =======

Weighted average number of shares
  outstanding........................      110.6       118.0       123.6
Effect of dilutive securities:
  Employee stock options.............          -         1.2         2.2
  Assumed conversion of convertible
    notes............................          -           -         0.7
                                        --------    --------     -------
                                           110.6       119.2       126.5
                                        ========    ========     =======
Diluted (loss) earnings per share....     $(1.30)      $2.30       $2.39
                                        ========    ========     =======